Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cisco Systems, Inc. of our report dated September 3, 2020 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cisco Systems, Inc.’s Annual Report on Form 10-K for the year ended July 25, 2020.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 9, 2021